Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2010 Equity Incentive Award Plan and the 2001 Stock Option/Stock Issuance Plan of REVA Medical, Inc. of our report dated March 30, 2011, with respect to the consolidated financial statements of REVA Medical, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
April 7, 2011